Exhibit 10.6

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LICENSING, MANUFACTURING
AND SUPPLY AGREEMENT

This Licensing, Manufacturing and Supply Agreement (the “Agreement”) is being entered into as of the 5th day of December 2011 (the “Effective Date”), by and between INNOCOLL PHARMACEUTICALS, LIMITED, an Irish Corporation (collectively, within its Affiliates “Innocoll”) whose principal office is Midlands Innovation and Research Centre, Dublin Road, Athlone, Co. Westmeath, Ireland (or “Innocoll”) and Saudi Centre for Pharmaceuticals, offices located at 341 Olaya Street, Riyadh, Saudi Arabia (“SCP”)

Preliminary Statements

WHEREAS, Innocoll has developed the Product and desires to grant to SCP the exclusive right to distribute and sell the Product in the Territory in the Field (as each is defined below);

WHEREAS, SCP is willing to act as Innocoll’s distributor for the Product in the Territory in the Field; and

WHEREAS, Innocoll and SCP desire to enter into this Agreement to set forth the terms and conditions of such distribution right and all other rights and obligations of the parties relating thereto.

NOW, THEREFORE, the parties agree as follows:

Terms and Conditions

1.            Defined Terms:

1.1.	Affiliates shall mean, with respect to either party, those entities controlled by, in control of, or under common control with such party. A corporation or non-corporate business entity shall be regarded as in control of another corporation or business entity (i) if it owns or directly or indirectly controls a majority of the voting stock or other ownership interest of the other entity, or (ii) in the absence of the ownership of a majority of the voting stock or other ownership interest of such entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

1.2.	Field shall mean surgical adhesion barrier

1.3.	Product shall mean product(s) identified in Exhibit A

1.4.	Territory shall mean Saudi, UAE, Qatar, Oman, Kuwait, Bahrain, Jordan, Iraq

1.5.	Net Sales shall mean the gross invoiced sales revenues received or receivable by SCP from sales of Products, less the following items: (a) discounts allowed in amounts customary in the trade, contract governmental and bid rebates; (b) sales, tariffs, duties and/or use taxes and other governmental charges; (c) charges incurred in connection with exportation or importation to the extent separately stated on an invoice. In the case of any sale of a Product for value other than in an arm’s length transaction exclusively for cash, such as barter or counter-trade, Net Sales shall be determined by referencing Net Sales at which substantially similar quantities of such Product in the same country in the Territory are sold in an arm’s length transaction for cash.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

 2.           Appointment of Exclusive Distributor

2.1.	Innocoll hereby appoints SCP as its sole and exclusive distributor to market, sell, advertise, promote and distribute, directly or through its Affiliates the Product in the Field in the Territory. SCP hereby accepts such appointment.

2.2.	Innocoll represents and warrants to SCP that Innocoll has not entered into any other agreements, written or oral, with any third party permitting the sale or distribution of the Product in the Field in the Territory, and Innocoll covenants and agrees that during the Term, Innocoll will not enter into any such agreement or itself, directly or indirectly, sell or distribute the Product or any product that competes directly with the Product in the Territory.

3.            Manufacture and Supply of Product

3.1.	Forecasts. At the beginning of each calendar month during the Term, SCP shall provide Innocoll with a non-binding, good faith written forecast of SCP’s expected requirements for Product during the following *** period (the “Forecast’). Notwithstanding the first sentence of this Section 3.1, the first *** period included in each Forecast shall constitute a firm purchase order and binding commitment.

3.2.	Orders. SCP shall place binding orders for Product by written or electronic purchase order (or by any other means agreed to by the parties) to Innocoll. Innocoll shall acknowledge and accept or reject any SCP purchase order in writing within ten (10) days of receipt. All such purchase orders shall be irrevocable. Purchase orders shall set forth the desired date of delivery with respect to the Product ordered and shall be placed at least *** prior to such desired date of delivery. All Product ordered by SCP under this Agreement shall be delivered on or before the delivery date set forth in the applicable purchase order. The first purchase order for the initial quantities (“Initial Purchase”) will be placed subject to the conditions outlined in Exhibit B.

3.3.	Innocoll will manufacture the Products exclusively for SCP in accordance with the Specifications and in compliance with all relevant legal and regulatory requirements.

3.4.	Shipment. Innocoll shall deliver the Product, *** or other location as Innocoll may identify rom time to time in its discretion (the “Shipping Point”), and title and all risk of loss shall pass to SCP upon delivery to the designated carrier at the Shipping Point. The parties will cooperate to obtain the best commercial rates for shipping costs. SCP shall arrange for shipping in compliance with the applicable Product requirements regarding temperature, duration and other environmental factors as required to properly preserve the Product without materially impacting its shelf life. All Product delivered by Innocoll shall be suitably packed and marked for shipment to such SCP location as SCP may designate. Innocoll shall ship all Product in accordance with the instructions specified in SCP’s purchase orders. A Certificate of Analysis (“COA”) specific to testing of each lot/batch, must accompany each shipment. Innocoll shall maintain a copy of each such COA in compliance with cGMP/QSR. Innocoll shall provide a duplicate copy of the COA to SCP, upon SCP’s request.

3.5.	Inspection and Acceptance. SCP shall have the right, at its sole discretion, to inspect each and every shipment of the Product. SCP shall have fifteen (15) days from receipt of each shipment of Product to visually inspect the shipment (“Inspection Period”). SCP may reject a shipment (or portion thereof) of Product if any one or more units contained therein fail to conform to the Specifications, by providing Innocoll written notice of such rejection prior to the end of the Inspection Period. SCP may then return all or a portion of the shipment of Product to Innocoll. In addition to the foregoing, for any Product for which the defect identified by SCP is a latent defect that could not reasonably be

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

detected upon visual inspection, SCP shall have a period of thirty (30) days from the date of identification of such latent defect to return any such Product to Innocoll.

4.            Supply Prices and Additional Consideration

Product Supply Prices and Additional Consideration are set out in Exhibit B which is incorporated herein by reference.

5.            Payment Terms

  ***

6.            Minimum Purchase Requirements

From the second calendar year subsequent to approval in the Territory for the term of the Agreement, SCP will purchase Products from Innocoll in an amount as set out on Exhibit C hereto (“Minimum Purchase Requirement”).

7.            Complaints

SCP will inform Innocoll immediately of any complaints related to the Products and will liaise with Innocoll in investigating the possible causes and agree on any remedial plans of action.

8.            Batch Recall

SCP shall be responsible for any batch recall of Products from the market and co-ordinate the same. In the event any governmental authority or agency requests a recall or takes similar action in connection with the Products, or in the event that SCP determines an event or incident has occurred which may result in the need for a recall or a market withdrawal, SCP will inform Innocoll by telephone or facsimile within 24 hours and the parties shall agree on an appropriate course of action. Innocoll shall bear the expense of any recall resulting from breach of its obligations hereunder or from negligent manufacture, packaging or shipment of the Products by it. In a I other cases, SCP shall bear the expense of any recall.

9.            Auditing

9.1.	During normal business hours, Innocoll shall provide access to its premises to SCP to permit audits of the relevant documents and facilities by SCP. SCP shall be entitled to *** during the Term.

9.2.	Innocoll will ensure that any material deficiencies highlighted during any audit by SCP or Regulatory Bodies will be dealt with as soon as is practically possible following receipt of an official signed Audit Report from SCP.

10.          SCP Obligations

10.1.	SCP shall be responsible for compiling, submitting and maintaining the Product registrations, and all associated costs. Innocoll shall provide all relevant and available information and documentation to support the Product registrations in English to SCP and SCP shall be responsible for all required translations. SCP will submit the Product registrations to the Regulatory Authorities within one (1) month of receiving all required

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

information from Innocoll. If SCP fails to submit the Product registration within one (1) month, the specific Product rights will revert to Innocoll.

10.2.	SCP shall launch the Product(s) within *** of receiving Regulatory Approval. If SCP fails to launch the product within ***, the Product rights will revert to Innocoll.

10.3.	SCP shall sell and distribute the Product in the Territory under the original trade-marks and packages of Innocoll or under any modified trademarks or packages agreed by the Parties.

10.4.	SCP shall provide at its own expense all staff and facilities necessary for the operation of the distributorship and the fulfilment of the terms of this Agreement.

10.5.	SCP shall handle and store the Products securely and with all due skill care and attention and shall not take any step to alter the condition of any of the Products from that in which the Products are delivered by Innocoll.

10.6.	At the request of Innocoll, SCP shall receive employees and representatives of Innocoll and shall render to them all reasonable facilities for investigating conditions of trade and to visit customers in the Territory. Each party shall bear their own costs relating to such visits.

10.7.	SCP shall in good faith prepare and submit to Innocoll on or before January 15th in each year a detailed marketing plan and budget (“the Plan”) for the promotion of the Products for the immediately succeeding calendar year

10.7.1.	In the event that the Plan is agreed upon by Innocoll and SCP, SCP shall use all reasonable endeavours to ensure that it conforms to the Plan during the relevant calendar year.

10.7.2.	SCP shall keep Innocoll informed of competition experienced in the Territory and when so requested by Innocoll provide information on marketing activities and competitive products in the Territory.

10.7.3.	SCP shall prepare all advertising promotional and marketing material for the Products and submit the same to Innocoll for approval. On receipt of such approval (which shall not be unreasonably withheld or delayed) SCP shall produce all such approved material at SCP’s expense.

10.8.	SCP shall purchase the agreed annual minimum quantities defined in Exhibit C.

10.9.	SCP has or will have and will maintain in force a product liability insurance which is covering any and all liabilities of SCP relating to the Products.

11.          Innocoll Obligations

11.1.	Innocoll shall comply in all material respects with all laws, rules and regulations applicable to the design, manufacture, labelling, packaging, storage and handling of the Product in the Territory, including maintaining qualified manufacturing and quality facilities and/or procedures. Innocoll shall ensure that all third-party manufacturers of any raw materials for the Product comply in all material respects with all laws, rules and regulations applicable to the design, manufacture, labelling and packaging of the Product in the Territory. Without limiting the generality of the foregoing, Innocoll (and all third-party manufacturers of any raw materials for Product) shall implement such quality

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

control systems and procedures as shall be appropriate to ensure compliance with the requirements of ISO and cGMP/QSR, which are applicable to Innocoll or such third-party manufacturer as the manufacturer and supplier of the Product. Innocoll shall allow reasonable access to its records, manufacturing facilities, and its third-party manufacturers’ manufacturing facilities and records (if applicable) to allow any Regulatory Authority to conduct full compliance audits or inspections relating to the Product. Innocoll and any third party manufacturer shall ensure that the Products are manufactured in strict compliance with the Specifications.

11.2.	Innocoll hereby undertakes to sell the Products to SCP at the prices determined in accordance with Exhibit B hereof and on terms and conditions in accordance with the provisions hereof.

11.3.	Innocoll will without delay approve as appropriate the material for the advertising promotion and marketing of the Products in the Territory as submitted by SCP.

11.4.	***

11.5.	Innocoll has and will maintain in force a product liability insurance which is covering any and all liabilities of Innocoll relating to the Products.

12.          Confidentiality Obligations

12.1.	Each party agrees to maintain during the term of this Agreement and for a period of *** thereafter the strictest confidence with regard to the confidential and/or proprietary information, in whatever medium, relating to the Products and their manufacture, and any other information disclosed to it under this Agreement by the other party and proprietary to it or its affiliates or any third party contract partners (the “Confidential Information”). Neither party shall directly nor indirectly pass on the Confidential Information to others nor use it for any purpose not mentioned in this Agreement. Each party shall have the right to disclose the other party’s Confidential Information to its employees or advisors who need this knowledge for the purposes authorized herein. To the extent that a party discloses Confidential Information to an employee or advisor, such party will be responsible for any failure by such persons or entities to hold such information in confidence or use such information solely for the purposes of this Agreement.

12.2.	The obligations of confidentiality and use restrictions set forth herein above will not apply to the following information:

12.2.1.	information that is or becomes publicly known or available by publication, commercial use or otherwise without breach of this Agreement by the receiving party;

12.2.2.	information that the receiving party rightfully receives from a third party without a restriction on disclosure;

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

12.2.3.	information that must be disclosed pursuant to governmental and regulatory requirements (including Certification Audits);

12.2.4.	information that is independently developed by employees of the receiving party who nave not had access to the Confidential Information; or

12.2.5.	information that is known by the receiving party at the time of receipt.

13.          Proprietary Rights

13.1.	All Know-how (all manufacturing and technical data, instructions, specifications and experiences regarding the Products as well as test methods developed) documented in the Specifications is owned by Innocoll (“Innocoll Know-How”). Innocoll shall have a limited, royalty-free license to use the Innocoll Know-How in accordance with and for the term of this Agreement.

13.2.	Innocoll represents and warrants that Innocoll’s manufacturing methods do not infringe any third party’s proprietary rights. Innocoll will indemnify and hold harmless SCP for any and all claims arising out of or based on claims related to the intellectual property rights underlying such methods.

14.          Warranties and Liability

14.1.	Innocoll shall be responsible for all claims related to the Product to the extent arising from ***. SCP shall be responsible for all claims related to the Product to the extent arising from: ***.

15.          Indemnities

15.1.	As soon as a party becomes aware of the possibility of a claim involving indemnification under this article, the indemnified party shall give the indemnifying party prompt notice in writing and shall permit the indemnifying party to have control over and conduct the defense of such claim or suit. The indemnified party agrees to provide all reasonable information and assistance to the indemnifying party in such defense.

15.2.	Innocoll shall indemnify and hold SCP harmless against ***.

15.3.	SCP shall indemnify and hold Innocoll harmless against ***.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

16.          Term and Termination

16.1.	This Agreement shall become effective on the Effective Date and shall continue for five (5) years.

16.2.	Each party shall be entitled to terminate the Agreement with immediate effect for material cause. “Material cause” shall include, but not be limited to, the following:

16.2.1.	if SCP fails to pay for the Products within the time set forth in Clause 5.1 & 5.2 above, if SCP should fail to meet the minimum purchase obligations as specified in Exhibit C, or if SCP is otherwise in breach of its obligations under this Agreement; then Innocoll, may, at its option, cancel this Agreement upon *** prior written notice to SCP unless SCP cures such breach and any intervening breach within such *** period.

16.2.2.	If Innocoll is in breach of its obligations under this Agreement then SCP may at its option cancel this Agreement upon *** prior written notice to Innocoll unless Innocoll cures such breach and any intervening breach within such *** period.

16.2.3.	If the other party files a petition in bankruptcy, or applies for a consent to the appointment of a receiver or trustee or suffers or permits the entry of an order adjudicating it to be bankrupt or insolvent.

16.3.	Upon termination of this Agreement, only accounts payable and/or receivable and liabilities provided for under this Agreement shall remain in effect, and neither party shall be entitled to any costs compensation or damages whatsoever sustained resulting from, or arising out of or alleged to have been sustained, to have resulted from, or to have arisen out of such termination.

16.4.	Upon cancellation or expiration of this Agreement, SCP shall return all data, prospectuses and materials including, without limitation, all copies of test results and other data accumulated, advertising and promotional materials samples and instruments relating to the Products and in such event the distribution rights and all other rights granted to SCP under this Agreement shall rev art to Innocoll and SCP shall not make further use of such technical information or disclose same.

16.5.	Upon cancellation or expiration of this agreement, SCP shall immediately initiate the transfer of the Product registration to Innocoll or its designee.

16.6.	The termination of this Agreement shall not release either party from the obligation to make the payment of any sum then owing, and it shall not release SCP from its obligation to pay Innocoll for all the Products ordered and received, and Innocoll to deliver all the Products ordered which have been previously accepted by Innocoll as per section 3.2.

17.          Miscellaneous Provisions

17.1.	In case of force majeure, official orders, strike or lockout or similar hindrances which the parties are unable to avert, the parties shall be released for the duration of such hindrance from the contractual obligations which they are prevented from performing; provided however that if such suspension shall continue in excess of one hundred eighty (180) days the parties shall meet and attempt to arrive at a mutually acceptable compromise within the spirit and intent of this Agreement. In the event of shortage of production or supply of the Products for any reason Innocoll reserves the right to allocate

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

its supplies of the Products to itself and such other distributors or customers as it deems equitable.

17.2.	This Agreement shall be governed by and construed in accordance with the substantive provisions of Irish law. Place of jurisdiction and forum for any disputes shall be Dublin, Ireland.

17.3.	If individual provisions or rules of this Agreement are invalid or become invalid, the parties hereby agree that this shall not affect the validity of the remainder of the terms and provisions. The parties undertake to replace the invalid provisions by others which come closest to the effect originally intended.

17.4.	This Agreement and its appendices which form an integral part of this Agreement and are incorporated herein by reference, represents the entire agreement of the parties relating to the subject matter. The General Terms and Conditions of each party shall not apply to this Agreement.

17.5.	Any amendments to this Agreement or, the appendices may only be made by mutual agreement of the parties, and must be in writing and executed by both parties.

17.6.	Any expiration or termination of this Agreement shall not release the parties from liabilities or obligations accrued as of the date thereof.

17.7.	This Agreement shall not be assigned by Innocoll or SCP to any third party without the prior written consent of the other Party.

17.8.	This Agreement has been prepared in the English language, and English shall control its interpretation and meaning.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Saudi Centre for Pharmaceuticals	Innocoll
Pharmaceuticals Limited

/s/ Dr. Khalid Alkhanbashi	/s/ Denise Carter
Dr. Khalid Alkhanbashi	Denise Carter
Deputy General Manager	Vice President Business Development

5/12/2011

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

Exhibit A: Products

CollaGUARD Adhesion Barrier

Exhibit A-1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

Exhibit B: Prices & Conditions

***

Exhibit B-1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended. Confidential portions are marked: [ *** ]

Exhibit C: Minimum Annual Purchase Requirements

***

Exhibit C-1